The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration File Nos. 333-258728 and 333-258728-01
SUBJECT TO COMPLETION, DATED JUNE 12, 2023
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 20, 2021
Brookfield Renewable Corporation
Brookfield Renewable Partners L.P.
$
Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation
Up to      Limited Partnership Units of Brookfield Renewable Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)
This offering (this “Offering”) of class A exchangeable subordinate voting shares (the “Exchangeable Shares”) of Brookfield Renewable Corporation (the “Company”) under this prospectus supplement (this “Prospectus Supplement”) consists of Exchangeable Shares (collectively, with the Exchangeable Shares issuable upon exercise of the Over-Allotment Option (as defined below), the “Offered Exchangeable Shares”) at a price of $       per Offered Exchangeable Share (the “Offering Price”). The first dividend in which the purchasers of Offered Exchangeable Shares will be eligible to participate, if they continue to own the Offered Exchangeable Shares, will be for the dividend expected to be payable on or about September 29, 2023.
Concurrent with the closing of this Offering, one or more subsidiaries of Brookfield Reinsurance Ltd. (Brookfield Reinsurance Ltd. together with its subsidiaries, collectively, “BNRE”) will, pursuant to an exemption from the Canadian prospectus and U.S. prospectus registration requirements (the “Concurrent Exchangeable Share Private Placement”), purchase            Exchangeable Shares at a price of $       per Exchangeable Share, representing the Offering Price per Offered Exchangeable Share net of underwriting commissions payable by the Company. See “Concurrent Exchangeable Share Private Placement”.
Concurrent with this Offering, Brookfield Renewable Partners L.P. (the “Partnership”) is also offering (the “Concurrent BEP Offering”)            limited partnership units (the “LP Units”) of the Partnership at a price of $       per LP Unit under separate U.S. and Canadian prospectus supplements dated June   , 2023. The closing of the Concurrent BEP Offering is expected to occur on or about June   , 2023. The aggregate gross proceeds of this Offering and the Concurrent BEP Offering are expected to be $      . Concurrent with the closing of the Concurrent BEP Offering, BNRE will, pursuant to an exemption from the Canadian prospectus and U.S. prospectus registration requirements (the “Concurrent Unit Private Placement”), purchase            LP Units at a price of $       per LP Unit, representing the offering price per LP Unit in the Concurrent BEP Offering net of underwriting commissions payable by the Partnership. See “Concurrent Unit Private Placement”.
The Exchangeable Shares are listed for trading under the symbol “BEPC” on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”).
Investing in the Exchangeable Shares involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement, beginning on page 2 of the accompanying prospectus dated August 20, 2021 (the “Prospectus”), the risk factors included in the Company’s Annual Report and the Partnership’s Annual Report (each as defined below), the risk factors included in the Company’s Q1 2023 Interim Report and the Partnership’s Q1 2023 Interim Report (each as defined below), and in other documents incorporated by reference in this Prospectus Supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriters’ Fee(1)	Net Proceeds to the Company(2)
Per Exchangeable Share	$	$	$
Total(3)	$	$	$

(1)
The Underwriters’ fee is equal to     % of the gross proceeds of this Offering. See “Underwriting (Conflicts of Interest)”.

(2)
Before deduction of the Company’s expenses of this Offering, estimated at $      , which, together with the Underwriters’ fee, will be paid from the proceeds of this Offering.

(3)
The Company has granted to the Underwriters the right (the “Over-Allotment Option”), exercisable until the date which is 30 days following the closing of this Offering, to purchase from the Company on the same terms up to             Exchangeable Shares, being a number equal to approximately (but not to exceed) 15% of the number of initial Offered Exchangeable Shares sold in this Offering. If the Over-Allotment Option is exercised in full, the total price to the public will be $      , the Underwriters’ fee will be $       and the net proceeds to the Company from this Offering will be $      . This Prospectus Supplement also qualifies the grant of the Over-Allotment Option. A purchaser who acquires Offered Exchangeable Shares forming part of the Underwriters’ over-allocation position acquires those Offered Exchangeable Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Underwriters (as defined below) expect to deliver the initial Exchangeable Shares on or about            , 2023 through the book-entry facilities of The Depository Trust Company.

Joint Book-Running Managers
ScotiabankBMO Capital MarketsTD Securities
CIBC Capital MarketsRBC Capital Markets
The date of this Prospectus Supplement is            , 2023

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

You should only rely on the information contained or incorporated by reference in this Prospectus Supplement, the Prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the Underwriters have not, authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this Prospectus Supplement, the Prospectus or any “free writing prospectus” we may authorize to be delivered to you, as well as the information the Company and the Partnership previously filed with, or furnished to the SEC, that is incorporated by reference in this Prospectus Supplement, is accurate as of any date other than its respective date. Brookfield Renewable’s business, financial condition, results of operations and prospects may have changed since such dates.
We are offering to sell the Offered Exchangeable Shares and are seeking offers to buy the Offered Exchangeable Shares, only in jurisdictions where such offers and sales are permitted. The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Offered Exchangeable Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus Supplement or the accompanying Prospectus must inform themselves about and observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement and the accompanying Prospectus outside the United States. This Prospectus Supplement and the accompanying Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, some of the officers and directors of the Company and Brookfield Renewable Partners Limited, our General Partner, and some of the experts named in this Prospectus Supplement are residents of Canada or other non-U.S. jurisdictions and a portion of the Company’s and the Partnership’s assets and the assets of those officers, directors and experts may be located outside the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this Offering. The second part is the Prospectus, which gives more general information, some of which may not apply to this Offering. If information varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement.
Capitalized terms which are used but not otherwise defined in this Prospectus Supplement shall have the meaning ascribed thereto in the Prospectus.
Unless the context requires otherwise, in this Prospectus Supplement references to “Brookfield Renewable” mean the Partnership collectively with its subsidiary entities and operating entities and the terms “we”, “us” and “our” refer to Brookfield Renewable. In this Prospectus Supplement, unless otherwise specified or the context otherwise requires, references to “dollars”, “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act (as defined below) and Section 21E of the Exchange Act (as defined below) pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of applicable Canadian securities laws, concerning the business and operations of Brookfield Renewable (collectively referred to herein as “forward-looking statements”). Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this Prospectus Supplement and the documents incorporated by reference herein include, but are not limited to, statements regarding the quality of Brookfield Renewable’s assets and the resiliency of the cash flow they will generate, our anticipated financial performance, future commissioning of assets, contracted portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our future growth prospects and distribution profile, our access to capital and future dividends and distributions made to holders of LP Units and Exchangeable Shares. In some cases, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes” or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information in this Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus are based upon reasonable assumptions and expectations, we cannot assure you that such expectations will prove to have been correct. You should not place undue reliance on forward-looking statements and information as such statements and information involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and forward-looking information herein.
The following summarizes some, but not all, of the risks incorporated by reference in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein. Please carefully

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consider all of the information and risk factors discussed in this Prospectus Supplement, the Prospectus and the documents incorporated by reference for a more thorough description of these and other risks. Risk factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to, the following:
•
our investment opportunities (including, but not limited to, the transactions referred to under “Recent Developments”) may not be completed as planned and we may not realize the anticipated benefits therefrom;

•
the use of proceeds from this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement is not certain;

•
general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets;

•
changes to resource availability, as a result of climate change or otherwise, at any of our facilities;

•
supply, demand, volatility and marketing in the energy markets;

•
our inability to re-negotiate or replace expiring power purchase agreements, power guarantee agreements or similar long-term agreements, between a seller and buyer of electrical power generation on similar terms;

•
an increase in the amount of uncontracted generation in our portfolio or adverse changes to the hydrological balancing pool administered by the government of Brazil;

•
availability and access to interconnection facilities and transmission systems;

•
our ability to comply with, secure, replace or renew concessions, licenses, permits and other governmental approvals needed for our operating and development projects;

•
our real property rights for our facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to us;

•
increases in the cost of operating our existing facilities and of developing new projects;

•
equipment failures and procurement challenges;

•
dam failures and the costs and potential liabilities associated with such failures;

•
uninsurable losses and higher insurance premiums;

•
changes in regulatory, political, economic and social conditions in the jurisdictions in which we operate;

•
force majeure events;

•
adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure;

•
health, safety, security and environmental risks;

•
energy marketing risks;

•
the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•
involvement in litigation and other disputes, and governmental and regulatory investigations;

•
counterparties to our contracts not fulfilling their obligations;

•
the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•
foreign laws or regulation to which we become subject as a result of future acquisitions in new markets;

•
our operations being affected by local communities;

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•
our reliance on computerized business systems, which could expose us to cyber-attacks;

•
newly developed technologies in which we invest not performing as anticipated;

•
advances in technology that impair or eliminate the competitive advantage of our projects;

•
increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems;

•
the COVID-19 pandemic, as well as the direct and indirect impacts that a pandemic may have, or any other pandemic;

•
our inability to finance our operations and fund growth due to the status of the capital markets or our ability to complete capital recycling initiatives;

•
operating and financial restrictions imposed on us by our loan, debt and security agreements;

•
changes to our credit ratings;

•
the incurrence of debt at multiple levels within our organizational structure;

•
adverse changes in currency exchange rates and our inability to effectively manage foreign currency exposure through our hedging strategy or otherwise;

•
our inability to identify sufficient investment opportunities and complete transactions;

•
the growth of our portfolio and our inability to realize the expected benefits of our transactions or acquisitions;

•
changes to our current business, including through future sustainable solutions investments;

•
our inability to develop the projects in our development pipeline;

•
delays, cost overruns and other problems associated with the construction and operation of generating facilities and risks associated with the arrangements we enter into with communities and joint venture partners;

•
the election of Brookfield Corporation (collectively with its subsidiaries (other than Brookfield Renewable), “Brookfield”) not to source acquisition opportunities for us and our lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•
we do not have control over all of our operations or investments, including certain investments made through joint ventures, partnerships, consortiums or structured arrangements;

•
political instability or changes in government policy negatively impacting our business or assets;

•
some of our acquisitions may be of distressed companies, which may subject us to increased risks;

•
a decline in the value of our investments in securities, including publicly traded securities of other companies;

•
we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
the separation of economic interest from control within our organizational structure;

•
future sales or issuances of LP Units, preferred units or securities exchangeable for LP Units, including Exchangeable Shares, or the perception of such sales or issuances taking place, could depress the trading price of the LP Units or Exchangeable Shares;

•
our dependence on Brookfield and the Partnership and Brookfield’s significant influence over us;

•
the departure of some or all of Brookfield’s key professionals;

•
our lack of independent means of generating revenue;

•
changes in how Brookfield elects to hold its ownership interests in Brookfield Renewable;

•
Brookfield acting in a way that is not in our best interests or the best interests of the Company’s shareholders;

S-v

•
being deemed an “investment company” under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

•
the effectiveness of our internal controls over financial reporting;

•
failure of our systems technology;

•
any changes in the market price of the LP Units and Exchangeable Shares;

•
the redemption of Exchangeable Shares by the Company at any time or upon notice from the holder of the class B multiple voting shares in the capital of the Company (the “Class B Shares”); and

•
other factors described in the Company’s Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” and elsewhere in the Company’s Annual Report as well as in the Company’s Q1 2023 Interim Report, this Prospectus Supplement and the Prospectus, including those set forth under “Risk Factors”.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. The forward-looking statements represent our views as of the date of this Prospectus Supplement and the documents incorporated by reference herein and should not be relied upon as representing our views as of any date subsequent to such dates. While we anticipate that subsequent events and developments may cause our views to change, we disclaim any obligation to update the forward-looking statements, other than as required by applicable law. For further information on these known and unknown risks, please see “Risk Factors” in this Prospectus Supplement and the Prospectus and “Risk Factors” in the Company’s Annual Report and the risk factors included in the Company’s Q1 2023 Interim Report and in other documents we incorporate in this Prospectus Supplement by reference.
The risk factors included in this Prospectus Supplement and in the documents incorporated by reference could cause our actual results and our plans and strategies to vary from our forward-looking statements and information. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. We qualify any and all of our forward-looking statements and information by these risk factors. Please keep this cautionary note in mind as you read this Prospectus Supplement, the Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Prospectus.
Each Exchangeable Share is structured with the intention of providing an economic return equivalent to one LP Unit (subject to adjustment to reflect certain capital events). The Company therefore expects that the market price of the Exchangeable Shares will be significantly impacted by the market price of LP Units and the combined business performance of Brookfield Renewable as a whole. In addition to carefully considering the disclosure made in this Prospectus Supplement and the Prospectus, you should carefully consider the disclosure made by the Partnership in its continuous disclosure filings. Copies of the Partnership’s continuous disclosure filings are available electronically on EDGAR on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com.
WHERE YOU CAN FIND MORE INFORMATION
The Company and the Partnership are subject to the information and periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill the obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, the Company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that the Company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our

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website at https://www.bep.brookfield.com/bepc. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
As foreign private issuers, the Company and the Partnership are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and their officers, directors and principal securityholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Exchangeable Shares. In addition, neither the Company nor the Partnership are required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the Company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. The Company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Prospectus solely for the purpose of this Offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the Prospectus and reference should be made to the Prospectus for full particulars thereof. The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement:
(a)
the Company’s annual report on Form 20-F for the year ended December 31, 2022 (the “Company’s Annual Report”) dated February 28, 2023, filed with the SEC on March 1, 2023;

(b)
the Company’s interim consolidated financial statements and notes as at March 31, 2023 and December 31, 2022 and for the three months ended March 31, 2023 and 2022 and management’s discussion and analysis thereon (collectively, the “Company’s Q1 2023 Interim Report”), included as Exhibits 99.1 and 99.2 to the Company’s report on Form 6-K, filed with the SEC on May 8, 2023;

(c)
the Company’s notice of annual meeting of shareholders and management information circular, included as Exhibit 99.2 to the Company’s report on Form 6-K, filed with the SEC on May 25, 2023;

(d)
the Partnership’s annual report on Form 20-F for the year ended December 31, 2022 (the “Partnership’s Annual Report”), filed with the SEC on March 1, 2023;

(e)
the Partnership’s interim consolidated financial statements and notes as at March 31, 2023 and December 31, 2022 and for the three months ended March 31, 2023 and 2022 and management’s discussion and analysis thereon (collectively, the “Partnership’s Q1 2023 Interim Report”), included as Exhibits 99.2 and 99.3 to the Partnership’s Report on Form 6-K, filed with the SEC on May 5, 2023;

(f)
the Partnership’s statement of executive compensation, included as Exhibit 99.1 to the Partnership’s report on Form 6-K, filed with the SEC on May 19, 2023; and

(g)
the Partnership and the Company’s news release dated June   , 2023 in respect of Brookfield Renewable’s agreement to acquire Duke Energy Renewables, this Offering, the Concurrent BEP Offering, the Concurrent Unit Private Placement and the Concurrent Exchangeable Share Private Placement, included as Exhibit 99.1 to the Partnership and the Company’s report on Form 6-K, filed with the SEC on June   , 2023.

In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any current reports on Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part, in each case subsequent to the date of this Prospectus Supplement and prior to the

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termination of this Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement as of the date of the filing or furnishing of such documents. We shall undertake to provide without charge to each person to whom a copy of this Prospectus Supplement and the accompanying Prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this Prospectus Supplement and the accompanying Prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:
Brookfield Renewable Corporation
Investor Relations
250 Vesey Street, 15th Floor
New York, New York 10281
Telephone: (212) 417-7000
Any statement contained in this Prospectus Supplement, the Prospectus or in any document incorporated or deemed to be incorporated by reference in this Prospectus Supplement or the Prospectus shall be deemed to be modified or superseded, for the purposes of this Prospectus Supplement, to the extent that a statement contained in this Prospectus Supplement, or in the Prospectus or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

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SUMMARY
Recent Developments
Concurrent BEP Offering, Concurrent Exchangeable Share Private Placement and Concurrent Unit Private Placement
Concurrently with the announcement of this Offering, the Partnership announced the Concurrent BEP Offering and the Concurrent Unit Private Placement and the Company announced the Concurrent Exchangeable Share Private Placement. The closing of each of the Concurrent BEP Offering, the Concurrent Exchangeable Share Private Placement and the Concurrent Unit Private Placement is expected to occur on or about June   , 2023. The closing of this Offering is conditional on, among other things, the closing of the Concurrent BEP Offering, the Concurrent Unit Private Placement and the Concurrent Exchangeable Share Private Placement. This Prospectus Supplement does not constitute an offer for LP Units in connection with the Concurrent BEP Offering. Any offers and sales of LP Units in the Concurrent BEP Offering shall be made solely pursuant to the prospectuses for that offering, and not pursuant to this Prospectus Supplement.
Sale of Uruguayan Wind and Solar Assets
In May 2023, the Partnership, together with its institutional partners, agreed to sell a 120 megawatt portfolio of operating wind and solar assets located in Uruguay for total proceeds, inclusive of purchase price adjustments, of approximately $152 million (approximately $80 million net to the Partnership). The transaction is subject to customary closing conditions, with closing expected to occur in the second half of 2023.
Agreement to Acquire Duke Energy Renewables
In June 2023, the Partnership, together with its institutional partners, entered into an agreement to acquire Duke Energy Renewables, a fully integrated developer and operator of renewable power assets in the U.S. with 5,900 megawatts of operating and under construction wind, utility scale solar and storage assets, and a 6,100 megawatt development pipeline for total consideration of approximately $1.05 billion (approximately $265 million net to the Partnership). The investment adds a scale operating renewable platform to our U.S. business and is expected to be immediately accretive with strong cash-flow visibility. The transaction is subject to customary closing conditions, with closing expected to occur in the second half of 2023.
Corporate Information
Our Company’s head and registered office is located at 250 Vesey Street, 15th Floor, New York, New York, 10281, and our telephone number is (212) 417-7000.

THE OFFERING
Issuer
Brookfield Renewable Corporation.
Exchangeable Shares Offered
         Exchangeable Shares
         Exchangeable Shares if the Underwriters exercise in full their option to purchase up to an additional          Exchangeable Shares to cover any over-allotments, if any, and for market stabilization purposes.
Total Exchangeable Shares Outstanding after
the Offering
         Exchangeable Shares, assuming no exercise of the Over-Allotment Option; or
         Exchangeable Shares, assuming full exercise of the Over-Allotment Option.
Use of Proceeds
We intend to use the net proceeds from this Offering, together with the proceeds of the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement, to fund current and future investment opportunities and for general corporate purposes.
Conflicts of Interest
                 , a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and an affiliate of the Company, is participating as an underwriter in this offering of Exchangeable Shares. Accordingly,                   has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this Prospectus Supplement will be conducted in compliance with Rule 5121. In general, under FINRA Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to FINRA Rule 5121(a)(1)(B), as the Company is offering securities which have a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder. See “Underwriting (Conflicts of Interest)”.
Risk Factors
Investing in the Exchangeable Shares involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement, beginning on page 2 of the accompanying Prospectus, the risk factors included in the Company’s Annual Report and the Partnership’s Annual Report and the risk factors included in the Company’s Q1 2023 Interim Report, the Partnership’s Q1 2023 Interim Report, and in other documents we incorporate in this Prospectus Supplement by reference.
TSX and NYSE symbol
“BEPC”

RISK FACTORS
An investment in the Exchangeable Shares involves a high degree of risk. Before making an investment decision, investors should carefully consider the risks described under the heading “Risk Factors” in the Company’s Annual Report and the Partnership’s Annual Report and the risk factors included in the Company’s Q1 2023 Interim Report, the Partnership’s Q1 2023 Interim Report and in other documents incorporated by reference in this Prospectus Supplement, as updated by the Company’s and the Partnership’s subsequent filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, and securities regulatory authorities in Canada, which are incorporated in this Prospectus Supplement by reference. Any of these risks could materially and adversely affect the Company’s business, properties, operations, results, financial condition, prospects or assets, which could in turn materially adversely affect the value of the Exchangeable Shares. Additional risks and uncertainties not currently known to the Company, or that are currently considered immaterial, may also materially and adversely affect the business, properties, operations, results, financial condition, prospects or assets of the Company. For more information, see “Documents Incorporated by Reference”. In addition, please consider the following risks before making an investment decision:
The use of proceeds from this Offering is not certain.
We intend to use the net proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement to fund current and future investment opportunities and for general corporate purposes.
If all or a portion of the proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering or the Concurrent Unit Private Placement are not deployed in a timely manner following each respective closing, or if any pending and announced dispositions or acquisitions are not completed on their anticipated timeframe, or at all, or if the returns from this Offering or the anticipated acquisitions are lower than the returns we anticipate, the Company may not be able to achieve growth in its distributions in line with its stated goals and the market value of the Exchangeable Shares may decline. The closing of this Offering is conditional upon the closing of the Concurrent BEP Offering, the Concurrent Unit Private Placement and the Concurrent Exchangeable Share Private Placement and customary closing conditions. This Offering, however, is not conditioned upon the closing of any pending and announced acquisition or disposition, nor is any pending and announced acquisition or disposition conditioned upon the closing of this Offering.
For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference” in this Prospectus Supplement and “Documents Incorporated by Reference” in the Prospectus.

USE OF PROCEEDS
The estimated net proceeds from this Offering to the Company after deducting the Underwriters’ fee and the Company’s expenses of this Offering, estimated at $   , will be approximately $    ($    if the Over-Allotment Option is exercised in full). We intend to use the net proceeds from this Offering, together with the proceeds of the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement, to fund current and future investment opportunities and for general corporate purposes.
Management believes we will be able to invest the net proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement within a reasonable period of time. However, the proceeds of this Offering, the Concurrent Exchangeable Share Private Placement, the Concurrent BEP Offering and the Concurrent Unit Private Placement may not be invested in a timely manner following each respective closing and the returns from such use of proceeds may be lower than the returns we anticipate. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION OF THE COMPANY
The following table sets forth the consolidated capitalization of the Company as at: (a) March 31, 2023 on an actual basis; (b) March 31, 2023 as adjusted to give effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, as though each had occurred on March 31, 2023, but without giving effect to the use of proceeds therefrom or any exchanges of Exchangeable Shares after March 31, 2023.
The table below should be read together with the detailed information and financial statements incorporated by reference in this Prospectus Supplement, including the Company’s Q1 2023 Interim Report incorporated by reference in this Prospectus Supplement. Except as disclosed in this Prospectus Supplement, there have not been any material changes to the equity and loan capital of the Company since March 31, 2023.
$ millions	As at March 31, 2023	As at March 31, 2023, As Adjusted(1)
Exchangeable and Class B Shares	$5,427		$(2)
Non-recourse borrowings	13,925		13,925(3)
Other liabilities	8,187		8,187
Brookfield Renewable Partners L.P.(4)	4,920		4,920
Non-controlling Interests
Participating non-controlling interests – in operating subsidiaries	10,512		10,512
Participating non-controlling interests – in a holding subsidiary held by the partnership	279		279
Total capitalization	$43,250	$

(1)
After giving effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, but without giving effect to the use of proceeds therefrom or any exchanges of Exchangeable Shares after March 31, 2023. The exact timing and amount of proceeds to be used for the purposes described herein under “Use of Proceeds” and in the prospectus supplement in respect of the Concurrent BEP Offering are uncertain and would be in combination with other adjustments that cannot presently be calculated. In addition, the “as adjusted” column above has not been adjusted to give effect to the consummation of any pending and announced dispositions or acquisitions.

(2)
Assuming no exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, the “as adjusted” amount for exchangeable and class B shares would be $       million.

(3)
Excludes any indebtedness incurred by the Company since March 31, 2023.

(4)
Common equity is attributable to the Partnership as a result of the Partnership holding all of the Class C Shares (as defined below). Please refer to Note 16 to the Company’s audited consolidated financial statements included in the Company’s Annual Report, and Note 10 to the Company’s interim financial statements included in the Company’s Q1 2023 Interim Report, for further details.

CONSOLIDATED CAPITALIZATION OF THE PARTNERSHIP
The following table sets forth the consolidated capitalization of the Partnership as at: (a) March 31, 2023 on an actual basis; (b) March 31, 2023, as adjusted to give effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, as though each had occurred on March 31, 2023, but without giving effect to the use of proceeds therefrom or any exchanges of Exchangeable Shares after March 31, 2023.
The table below should be read together with the detailed information and financial statements incorporated by reference in this Prospectus Supplement, including the Partnership’s Q1 2023 Interim

Report incorporated by reference in this Prospectus Supplement. Except as disclosed in this Prospectus Supplement, there have not been any material changes to the equity and loan capital of the Partnership since March 31, 2023.
$ millions	As at March 31, 2023	As at March 31, 2023, As Adjusted(1)
Commercial paper	$180		$180
Debt(2)
Medium term notes	2,599		2,599
Non-recourse borrowings	22,409		22,409
Deferred income tax liabilities, net	6,406		6,406
Equity
Non-controlling interest	15,526		15,526
Preferred equity	573		573
Perpetual subordinated notes	592		592
Preferred limited partners’ equity	760		760
Unitholders’ equity	9,461		(3)
Total capitalization	$58,506	$

(1)
After giving effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, but without giving effect to the use of proceeds therefrom or any exchanges of Exchangeable Shares after March 31, 2023. The exact timing and amount of proceeds to be used for the purposes described herein under “Use of Proceeds” and in the prospectus supplement in respect of the Concurrent BEP Offering are uncertain and would be in combination with other adjustments that cannot presently be calculated. In addition, the “as adjusted” column above has not been adjusted to give effect to the consummation of any pending and announced dispositions or acquisitions.

(2)
Excludes any indebtedness incurred by the Partnership since March 31, 2023.

(3)
Assuming no exercise of the Over-Allotment Option and the over-allotment option granted to the underwriters of the Concurrent BEP Offering (the “BEP Over-Allotment Option”). If the Over-Allotment Option and BEP Over-Allotment Option is exercised in full, the “as adjusted” amount for unitholders’ equity would be $        million.

DESCRIPTION OF SHARE CAPITAL
As of June 9, 2023, there were 172,227,681 Exchangeable Shares outstanding. Each Exchangeable Share is exchangeable at the option of the holder for one LP Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company), subject to a call right held by the Partnership. A subsidiary of the Partnership holds all of the Class B Shares, having a 75% voting interest in the Company, and the class C non-voting shares (the “Class C Shares”), which entitle the Partnership to all of the residual value in the Company after payment in full of the amount due to holders of Exchangeable Shares and Class B Shares and subject to the prior rights of holders of preferred shares.
Shareholders other than Brookfield hold approximately 74% of the issued and outstanding Exchangeable Shares, and Brookfield holds approximately 26% of the issued and outstanding Exchangeable Shares. Holders of Exchangeable Shares hold an aggregate 25% voting interest in the Company. Brookfield, through its ownership of Exchangeable Shares, holds an approximate 6.5% voting interest in the Company. Holders of Exchangeable Shares, excluding Brookfield, hold an approximate 18.5% aggregate voting interest in the Company. Together, Brookfield and Brookfield Renewable hold an approximate 81.5% voting interest in the Company.

See the Company’s Annual Report and “Description of Exchangeable Shares” in the Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.
After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement, there will be        Exchangeable Shares outstanding assuming no exercise of the Over-Allotment Option. After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement (assuming the exercise of the Over-Allotment Option in full), there will be        Exchangeable Shares outstanding.
After giving effect to this Offering and the Concurrent Exchangeable Share Private Placement, (i) Brookfield will own approximately    % of the issued and outstanding Exchangeable Shares (    % if the Over-Allotment Option is exercised in full), (ii) BNRE will own approximately    % of the issued and outstanding Exchangeable Shares (    % if the Over-Allotment Option is exercised in full) and (iii) holders of Exchangeable Shares, excluding Brookfield and BNRE, will own    % of the issued and outstanding Exchangeable Shares (    % if the Over-Allotment Option is exercised in full).
DESCRIPTION OF PARTNERSHIP STRUCTURE
As of June 9, 2023, there were 275,433,179 LP Units outstanding and 642,148,799 LP Units on a fully-exchanged basis (which term, as used in this prospectus, assumes the exchange of all redemption-exchange partnership units (“REUs”) of Brookfield Renewable Energy L.P.. and Exchangeable Shares into LP Units), 7,000,000 Class A Preferred Limited Partnership Units, Series 7 outstanding, 10,000,000 Class A Preferred Limited Partnership Units, Series 13 outstanding, 7,000,000 Class A Preferred Limited Partnership Units, Series 15 outstanding, 8,000,000 Class A Preferred Limited Partnership Units, Series 17 outstanding and 6,000,000 Class A Preferred Limited Partnership Units, Series 18 outstanding. The REUs are subject to a redemption-exchange mechanism pursuant to which LP Units may be issued in exchange for REUs on a one for one basis.
After giving effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, there will be        LP Units outstanding (         LP Units on a fully-exchanged basis), assuming no exercise of the BEP Over-Allotment Option or the Over-Allotment Option. After giving effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement (assuming the exercise of the BEP Over-Allotment Option and the Over-Allotment Option in full), there will be        LP Units outstanding (        LP Units on a fully-exchanged basis).
Brookfield now owns approximately 48% of the LP Units on a fully-exchanged basis and the remaining approximate 52% is held by public investors. After giving effect to the Concurrent BEP Offering, the Concurrent Unit Private Placement, this Offering and the Concurrent Exchangeable Share Private Placement, (i) Brookfield will own approximately    % of the LP Units on a fully-exchanged basis (approximately    % if the BEP Over-Allotment Option and the Over-Allotment Option are exercised in full), and (ii) BNRE will own approximately    % of the LP Units on a fully-exchanged basis (approximately    % if the BEP Over-Allotment Option and the Over-Allotment Option are exercised in full).
See the Partnership’s Annual Report and “Description of Limited Partnership Units” in the Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the LP Units. For information regarding the Exchangeable Shares, see “Description of Share Capital” above.
CONCURRENT EXCHANGEABLE SHARE PRIVATE PLACEMENT
Prior to the completion of the Concurrent Exchangeable Share Private Placement, BNRE did not own any Exchangeable Shares.
The Company has entered into a subscription agreement with BNRE setting forth the terms and conditions of the Concurrent Exchangeable Share Private Placement pursuant to which BNRE will purchase   Exchangeable Shares at a price of $      per Exchangeable Share, representing the Offering Price per Exchangeable Share net of the Underwriters’ fee, for proceeds to the Company of approximately $      . The Underwriters will not receive any fees or commission on the Exchangeable Shares purchased by BNRE.

Neither the Prospectus nor this Prospectus Supplement qualifies the distribution of the Exchangeable Shares to be issued pursuant to the Concurrent Exchangeable Share Private Placement. The Exchangeable Shares to be issued pursuant to the Concurrent Exchangeable Share Private Placement will be subject to a statutory hold period. The Concurrent Exchangeable Share Private Placement is subject to a number of conditions, including completion of definitive documentation and the concurrent closing of this Offering.
CONCURRENT UNIT PRIVATE PLACEMENT
Prior to the completion of the Concurrent Unit Private Placement, BNRE did not own any LP Units on a fully-exchanged basis.
The Partnership has entered into a subscription agreement with BNRE setting forth the terms and conditions of the Concurrent Unit Private Placement pursuant to which BNRE will purchase   LP Units at a price of $      per LP Unit, representing the offering price per LP Unit in the Concurrent BEP Offering net of underwriting commissions payable by the Partnership, for proceeds of approximately $      . The Underwriters will not receive any fees or commission on the LP Units purchased by BNRE.
Neither the Prospectus nor this Prospectus Supplement qualifies the distribution of the LP Units to be issued pursuant to the Concurrent Unit Private Placement. The LP Units to be issued pursuant to the Concurrent Unit Private Placement will be subject to a statutory hold period. The Concurrent Unit Private Placement is subject to a number of conditions, including completion of definitive documentation and the concurrent closing of the Concurrent BEP Offering.
PRIOR SALES
In the 12-month period before the date of this Prospectus Supplement, the Company made the following issuances of Exchangeable Shares:
(a)
in February 2023, the Company issued 11,893 Exchangeable Shares in connection with the settlement of certain restricted stock unit awards issued in connection with the acquisition of TerraForm Power, Inc.

In the 12-month period before the date of this Prospectus Supplement, the Partnership made the following issuances of LP Units:
(a)
on March 31, 2023, in connection with the reinvestment of distributions, the Partnership issued 72,119 LP Units pursuant to its distribution reinvestment plan (the “Distribution Reinvestment Plan”) at a purchase price of $30.2965 per LP Unit;

(b)
on December 30, 2022, in connection with the reinvestment of distributions, the Partnership issued 71,691 LP Units pursuant to its Distribution Reinvestment Plan at a purchase price of $25.2367 per LP Unit;

(c)
on September 29, 2022, in connection with the reinvestment of distributions, the Partnership issued 43,294 LP Units pursuant to its Distribution Reinvestment Plan at a purchase price of $33.1895 per LP Unit;

(d)
on June 30, 2022, in connection with the reinvestment of distributions, the Partnership issued 78,327 LP Units pursuant to its Distribution Reinvestment Plan at a purchase price of $34.7829 per LP Unit; and

(e)
9,850 LP Units in connection with the exchange of Exchangeable Shares.(1)

(1)
This does not include the price information for the LP Units distributed because these LP Units were distributed pursuant to an exchange.

RIGHTS AGREEMENT
The table below sets forth information regarding beneficial ownership of LP Units by Brookfield as of March 31, 2023. Pursuant to the rights agreement between Brookfield and Wilmington Trust, National

Association (the “Rights Agreement”), Brookfield has agreed that, until July 30, 2027 (and as automatically renewed for successive periods of two years, unless Brookfield provides the rights agent with written notice of termination in accordance with the terms of the Rights Agreement), in the event that, on the applicable specified exchange date with respect to any subject Exchangeable Shares, (i) the Company has not satisfied its obligations under the Company’s articles by delivering the LP Unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject Exchangeable Share from the holder thereof and delivered the LP Unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to the Company’s articles to exchange such subject Exchangeable Shares for the LP Unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire Exchangeable Shares. So long as Brookfield is a party to the Rights Agreement, Brookfield shall have a consent right prior to the issuance by the Company of any Exchangeable Shares, subject to certain exceptions. See Item 10.B “Memorandum and Articles of Association — BEPC Exchangeable Shares — Exchange by Holder” and Item 7.B “Related Party Transactions — Rights Agreement” in the Company’s Annual Report.
Selling LP Unitholder	LP Units Beneficially Owned(1)	Percentage of LP Units Outstanding(2)	Maximum Number of LP Units Offered Hereby That May Be Delivered upon Exchange of Exchangeable Shares	Percentage after Maximum Number of LP Units are Delivered upon Exchange(4)
Brookfield Corporation(3)	308,051,190	59.8%		%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. LP Units relating to securities currently exercisable or exercisable within sixty (60) days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)
The percentage shown is based on 275,432,611 LP Units outstanding as of March 31, 2023 and an aggregate of 239,301,774 additional LP Units upon exchange of all of the REUs and Exchangeable Shares beneficially owned by Brookfield.

(3)
Brookfield may be deemed to be the beneficial owner of 308,051,190 LP Units that it holds through wholly-owned subsidiaries, constituting approximately 59.8% of the issued and outstanding LP Units, assuming that all of the REUs and Exchangeable Shares beneficially owned by Brookfield are exchanged for LP Units. This amount includes 68,749,416 LP Units beneficially held directly or indirectly by Brookfield. The business address of Brookfield is Brookfield Place, 181 Bay Street, Suite 100, Toronto, Ontario M5J 2T3.

(4)
The percentage shown assumes that all exchange requests of Exchangeable Shares are satisfied in reliance on the secondary exchange rights and no LP Units are delivered by the Company or the Partnership in satisfaction of exchange requests on the Exchangeable Shares. The Company and the Partnership currently intend to satisfy any exchange requests on the Exchangeable Shares through the delivery of LP Units rather than cash.

For a description of the Partnership’s and the Company’s relationship with Brookfield as well as potential conflicts of interest (and the methods for resolving them) and other material considerations arising from the Company’s and the Partnership’s relationship with Brookfield, please see Item 7.B “Related Party Transactions” in the Company’s Annual Report, and Item 7.B “Related Party Transactions” in the Partnership’s Annual Report.

UNDERWRITING (CONFLICTS OF INTEREST)
Scotia Capital Inc., BMO Nesbitt Burns Inc. and TD Securities Inc. are acting as joint book-running managers of the Offering and as representatives (the “Representatives”) of the underwriters named below (the “Underwriters”). Subject to the terms and conditions stated in the Underwriting Agreement, dated the date of this Prospectus Supplement, among us and the Underwriters (the “Underwriting Agreement”), each Underwriter named below has severally agreed to purchase, and we have agreed to sell to that Underwriter, at the Offering Price less the Underwriters’ fee set forth on the cover page of this Prospectus Supplement, the number of Exchangeable Shares set forth opposite the Underwriter’s name in the following table:
Underwriter	Number of Exchangeable Shares
Scotia Capital Inc.
BMO Nesbitt Burns Inc.
TD Securities Inc.
Total
The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Offered Exchangeable Shares are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Offered Exchangeable Shares (other than those covered by the Over-Allotment Option described below) if they purchase any of the Offered Exchangeable Shares.
Offered Exchangeable Shares sold by the Underwriters to the public will initially be offered at the Offering Price. The Offering Price was determined based upon arm’s length negotiations between us and the Underwriters. After a reasonable effort has been made to sell all of the Offered Exchangeable Shares at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Offered Exchangeable Shares are offered, provided that the Offered Exchangeable Shares are not at any time offered at a price greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Exchangeable Shares is less than the gross proceeds paid by the Underwriters.
Offered Exchangeable Shares sold by the Underwriters to the public will initially be offered at the Offering Price. The Offering Price was determined based upon arm’s length negotiations between us and the Underwriters. After a reasonable effort has been made to sell all of the Offered Exchangeable Shares at the Offering Price, the Underwriters may subsequently reduce and thereafter change, from time to time, the price at which the Offered Exchangeable Shares are offered, provided that the Offered Exchangeable Shares are not at any time offered at a price greater than the Offering Price, and the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Exchangeable Shares is less than the gross proceeds paid by the Underwriters.
The Company has granted to the Underwriters the Over-Allotment Option, exercisable until the date 30 days from the closing of the Offering, to purchase up to                 Exchangeable Shares on the same terms set forth above solely to cover over-allotments, if any, and for market stabilization purposes. To the extent the Over-Allotment Option is exercised, each Underwriter must purchase a number of Exchangeable Shares approximately proportionate to that Underwriter’s initial purchase commitment.
Neither the Company, the Partnership, nor any of their respective subsidiaries will, nor will any of them announce any intention to, directly or indirectly for a period ending 60 days after the date hereof without the prior written consent of Scotia Capital Inc., BMO Nesbitt Burns Inc. and TD Securities Inc., which consent shall not be unreasonably withheld, conditioned or delayed, (i) offer or sell, or enter into an agreement to offer or sell any Exchangeable Shares, other securities of the Company or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, LP Units or other securities of the Company or the Partnership, other than: (a) the issuance of LP Units pursuant to the Concurrent BEP Offering; (b) the issuance of Exchangeable Shares pursuant to the Concurrent Exchangeable Share Private Placement and the issuance of LP Units pursuant to the Concurrent

Unit Private Placement; (c) the issuance of Exchangeable Shares pursuant to the Over-Allotment Option and the issuance of LP Units pursuant to the BEP Over-Allotment Option; (d) for purposes of directors’, officers’ or employee incentive plans; (e) pursuant to the Distribution Reinvestment Plan; (f) to satisfy any other currently outstanding instruments or other contractual commitments of the Partnership and its controlled subsidiaries in relation to any transaction that has been disclosed in writing to the Underwriters; (g) Exchangeable Shares or LP Units issued in connection with an arm’s-length acquisition, merger, consolidation or amalgamation with any company or companies as long as the party receiving such Exchangeable Shares or LP Units agrees to be similarly restricted; (h) the issuance of LP Units pursuant to the exchange, redemption or acquisition of Exchangeable Shares or REUs outstanding on the date hereof or that are issued on or after the date hereof; (i) debt securities, preferred limited partnership units or preferred shares not convertible into Exchangeable Shares or LP Units); and (j) a transfer by the Company or the Partnership to one or more affiliates of the Partnership, the Company and/or BNRE of any securities of the Company or the Partnership or securities convertible into, exchangeable for, or otherwise exercisable into securities of the Company or the Partnership, (ii) file or cause to be filed, or make any demand for or exercise any right to file or cause to be filed, any registration statement with respect to the registration of any Exchangeable Shares or securities convertible, exchangeable or exercisable into Exchangeable Shares, LP Units or other securities of the Company or the Partnership (other than in connection with (g), (i) or (j) above and other than any registration statement filed by the Partnership to register the issuance of LP Units upon the exchange, redemption or acquisition of Exchangeable Shares) or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or LP Units. Each of Brookfield Corporation and        will also agree to restrictions similar to those enumerated above in respect Exchangeable Shares, other securities of the Company or securities of the Partnership, or securities convertible into, exchangeable for, or otherwise exercisable into, any Exchangeable Shares, LP Units or REUs for a period ending 60 days after the date hereof, other than in respect of transfers to one or more affiliates of Brookfield Corporation and/or       , the delivery by Brookfield Corporation of LP Units to holders of Exchangeable Shares pursuant to the Rights Agreement and where such securities are offered, sold or otherwise disposed of by Brookfield Corporation or        by way of private agreement (and not by way of public offering or otherwise requiring the filing of any prospectus or registration statement) provided that any such person or entity purchasing such securities agrees for the benefit of the Underwriters not to offer, sell, contract to sell or otherwise dispose of such purchased securities (in each case other than to one or more affiliates of Brookfield Corporation and/or       ), for a period commencing on the date of such purchase and ending no later than 60 days after the date hereof.
The Exchangeable Shares are listed for trading under the symbol “BEPC” on the TSX and on the NYSE. The Company has applied to list the Offered Exchangeable Shares on the TSX and the NYSE. The listing of the Offered Exchangeable Shares on the TSX and the NYSE will be subject to our Company fulfilling all the listing requirements of the TSX and the NYSE, respectively.
The table below shows the Offering Price, underwriting fee and proceeds before expenses to us in respect of the Offering, on a per Exchangeable Share basis and assuming both no exercise and full exercise of the Over-Allotment Option.
	Per Exchangeable Share	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Offering Price	$	$	$
Underwriting fee	$	$	$
Proceeds, before expenses, to us	$	$	$
The expenses of the Offering, not including the Underwriters’ fee, are estimated to be $      and are payable by us. See “Expenses.”
The Offering is being made concurrently in each of the provinces and territories of Canada and in the United States.             is not registered as a dealer in any Canadian jurisdiction and, accordingly, will only sell Offered Exchangeable Shares into the United States or other jurisdictions outside of Canada and is not permitted and will not, directly, or indirectly, solicit offers to purchase or sell any of the Offered

Exchangeable Shares in Canada.             is not registered as a dealer in any jurisdiction outside of Canada (including the United States) and, accordingly, will only sell the Offered Exchangeable Shares into Canada and is not permitted and will not, directly or indirectly, solicit offers to purchase or sell any of the Offered Exchangeable Units in any jurisdiction outside of Canada (including the United States). Each of the Underwriters will offer the Offered Exchangeable Shares for sale in the United States and Canada either directly or through their respective broker-dealer affiliates or agents registered in each jurisdiction. Subject to applicable law and the terms of the Underwriting Agreement, the Underwriters may offer the Offered Exchangeable Shares outside the United States and Canada.
Stabilization, Short Positions and Penalty Bids
In connection with the Offering, the Underwriters may purchase and sell Exchangeable Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Over-Allotment Option, and stabilizing purchases.
•
Short sales involve secondary market sales by the Underwriters of a greater number of Exchangeable Shares than they are required to purchase in the Offering.

•
“Covered” short sales are sales of Exchangeable Shares in an amount up to the number of Exchangeable Shares represented by the Underwriters’ Over-Allotment Option.

•
“Naked” short sales are sales of Exchangeable Shares in an amount in excess of the number of Exchangeable Shares represented by the Underwriters’ Over-Allotment Option.

•
Covering transactions involve purchases of Exchangeable Shares either pursuant to the Underwriters’ Over-Allotment Option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the Underwriters must purchase Exchangeable Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Exchangeable Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•
To close a covered short position, the Underwriters must purchase Exchangeable Shares in the open market after the distribution has been completed or must exercise the Over-Allotment Option. In determining the source of Exchangeable Shares to close the covered short position, the Underwriters will consider, among other things, the price of Exchangeable Shares available for purchase in the open market as compared to the price at which they may purchase Exchangeable Shares through the Over-Allotment Option.

•
Stabilizing transactions involve bids to purchase Exchangeable Shares so long as the stabilizing bids do not exceed a specified maximum.

The Underwriters also may impose a penalty bid. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Underwriters, in covering short positions or making stabilizing purchases, repurchase Exchangeable Shares originally sold by that syndicate member.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Exchangeable Shares. They may also cause the price of the Exchangeable Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions on the NYSE, TSX, in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest
Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Brookfield Renewable or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Brookfield Renewable or its affiliates. If any of the Underwriters or their affiliates has a lending relationship with Brookfield Renewable, certain of those Underwriters or their affiliates routinely hedge, and certain other of those Underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the securities of Brookfield Renewable, including potentially the Exchangeable Shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Exchangeable Shares offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
            , is a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and an affiliate of the Company, is participating as an underwriter in this offering of Exchangeable Shares. Accordingly,              has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this Prospectus Supplement will be conducted in compliance with Rule 5121. In general, under FINRA Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to FINRA Rule 5121(a)(1)(B), as the Company is offering securities which have a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.
We expect that delivery of the Offered Exchangeable Shares will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which in the United States will be the      business day following the date of this Prospectus Supplement (this settlement cycle being referred to as “T+      ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, U.S. purchasers who wish to trade the Offered Exchangeable Shares prior to the delivery date will be required, by virtue of the fact that the notes initially will settle in T+      (in the United States), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should consult their own advisor(s).
We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, (each a “Member State”) no Offered Exchangeable Shares have been offered or will be offered pursuant to this Offering to the public in that Member State prior to the publication of a prospectus in relation to the Offered Exchangeable Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that Offered Exchangeable Shares may be offered to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Offered Exchangeable Shares shall result in a requirement for us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person located in a Member State to whom any offer of Offered Exchangeable Shares is made or who receives any communication in respect of an offer of Offered Exchangeable Shares, or who initially acquires any Offered Exchangeable Shares will be deemed to have represented, warranted, acknowledged, and agreed to and with each representative and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any Offered Exchangeable Shares being offered to or acquired by a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Offered Exchangeable Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Offered Exchangeable Shares to the public other than their offer or resale in any Member State to qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the representatives has been given to the offer or resale.
We, the representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments, and agreements.
This Prospectus Supplement has been prepared on the basis that any offer of Offered Exchangeable Shares in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of Offered Exchangeable Shares which are the subject of the offering contemplated in this Prospectus Supplement may only do so in circumstances in which no obligation arises for us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the representatives have authorized, nor do they authorize, the making of any offer of Offered Exchangeable Shares in circumstances in which an obligation arises for us or the representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression an “offer of Offered Exchangeable Shares to the public” in relation to any Offered Exchangeable Shares in any Member State means the communication in any form and by any means; presenting sufficient information on the terms of the offer and Offered Exchangeable Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Offered Exchangeable Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/ 1129, as amended.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
No Offered Exchangeable Shares have been offered or will be offered pursuant to this Offering to the public in the United Kingdom (the “UK”) prior to the publication of a prospectus in relation to the Offered Exchangeable Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (the “FSMA”), except that Offered Exchangeable Shares may be offered to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the Offered Exchangeable Shares shall result in a requirement for us or any representative to publish a prospectus pursuant to Section 85 of the FSMA, or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person in the UK to whom any offer of Offered Exchangeable Shares is made or who receives any communication in respect of an offer of Offered Exchangeable Shares, or who initially acquires any Offered Exchangeable Shares will be deemed to have represented, warranted, acknowledged, and agreed to and with each representative and us that it is a “qualified investor” within the meaning of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer of Offered Exchangeable Shares to the public” in relation to any Offered Exchangeable Shares in the UK means the communication in any form and by any means; presenting sufficient information on the terms of the offer and Offered Exchangeable Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Offered Exchangeable Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the UK Prospectus Regulation).
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Offered Exchangeable Shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Each purchaser of the Offered Exchangeable Shares must comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.
This Prospectus Supplement is only being distributed to, and is only directed at, persons in the UK that are qualified investors as defined in the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Exchangeable Shares may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “relevant person”). This Prospectus Supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK.
We have not authorized and do not authorize the making of any offer of the Offered Exchangeable Shares through any financial intermediary on their behalf, other than offers made by the Underwriters with a view to the final placement of the Offered Exchangeable Shares as contemplated in this Prospectus Supplement. Accordingly, no purchaser of the Offered Exchangeable Shares, other than the Underwriters, is authorized to make any further offer of the Offered Exchangeable Shares on behalf of us or the Underwriters.
Any person in the UK that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the UK, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this Offering. This Prospectus Supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Offered Exchangeable Shares may only be made to persons (the “Exempt Investors”), who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act; so that it is lawful to offer the Offered Exchangeable Shares without disclosure to investors under Chapter 6D of the Corporations Act.
The Offered Exchangeable Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Exchangeable Shares must observe such Australian on-sale restrictions.
This Prospectus Supplement contains general information only and does not take into account the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Prospectus Supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Germany
Each person who is in possession of this Prospectus Supplement is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to the Offered Exchangeable Shares. In particular, the Underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any Offered Exchangeable Shares otherwise than in accordance with the Act and all other applicable legal and regulatory requirements.
Notice to Prospective Investors in Hong Kong
The Offered Exchangeable Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Offered Exchangeable Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offered Exchangeable Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in the Netherlands
The Offered Exchangeable Shares may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in the Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of the Offered Exchangeable Shares is publicly announced (whether electronically or otherwise) in the Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of the Offered Exchangeable Shares, and this Prospectus Supplement or any other offering material relating to the Offered Exchangeable Shares may not be considered an offer or the prospect of an offer to sell or exchange Exchangeable Shares.
Notice to Prospective Investors in Switzerland
This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Exchangeable Shares. The Offered Exchangeable Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Offered Exchangeable Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Offered Exchangeable Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Offered Exchangeable Shares may be publicly distributed or otherwise made publicly available in Switzerland.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material United States federal income tax considerations relating to the ownership and disposition of Exchangeable Shares acquired pursuant to the Offering. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder (“Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary should be read in conjunction with the discussion of the principal U.S. federal income tax considerations associated with the operations of the Partnership and the purchase, ownership, and disposition of LP Units set forth in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors — Risks Relating to Taxation” in the Partnership’s Annual Report. The following discussion is limited as described in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s Annual Report and as described herein. This summary is necessarily general and may not apply to all categories of investors, some of whom may be subject to special rules, including, without limitation, any person that owns (directly, indirectly or constructively, applying certain attribution rules) 10% or more of either the total voting power or total value of the stock of the Company; dealers in securities or currencies; financial institutions or financial services entities; mutual funds; life insurance companies; persons that hold Exchangeable Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments; U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; persons who have elected mark-to-market accounting; persons who hold Exchangeable Shares through a partnership or other entity treated as a partnership for U.S. federal income tax purposes; persons for whom the Exchangeable Shares are not a capital asset; persons who are liable for the alternative minimum tax; certain U.S. expatriates or former long-term residents of the United States; and persons who are subject to special tax accounting rules under Section 451(b) of the Code. This summary does not address the consequences to U.S. Holders who receive distributions on Exchangeable Shares other than in U.S. dollars. Except as otherwise specifically provided herein, this summary does not address any tax consequences to holders of LP Units. The actual tax consequences of the ownership and disposition of Exchangeable Shares will vary depending on a holder’s individual circumstances.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the primary supervision of which is subject to a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “Non-U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering, other than a U.S. Holder or an entity or arrangement classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Exchangeable Shares, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Exchangeable Shares should consult their own tax advisors.
This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. Each holder of Exchangeable Shares should consult its own tax advisor concerning the U.S. federal, state and local income tax consequences particular to the ownership and disposition of Exchangeable Shares, as well as any tax consequences under the laws of any other taxing jurisdiction.
Partnership Status of the Partnership and BRELP
Each of the Partnership and BRELP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. LP Units are publicly traded. However, an exception, referred to as the “Qualifying Income Exception”, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.
The Company understands that the general partner of the Partnership and the general partner of BRELP intend to manage the affairs of the Partnership and BRELP, respectively, so that the Partnership will meet the Qualifying Income Exception in each taxable year. Accordingly, the Company understands that the general partner of the Partnership believes that the Partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.
The remainder of this summary assumes that the Partnership and BRELP will be treated as partnerships for U.S. federal income tax purposes.
Characterization of the Exchangeable Shares
The U.S. federal income tax consequences relating to the ownership and disposition of Exchangeable Shares depend, in part, on whether the Exchangeable Shares are, for U.S. federal income tax purposes, treated as stock of the Company and not as interests in the Partnership. The Company intends to take the position and believes that the Exchangeable Shares are properly characterized as stock of the Company for U.S. federal income tax purposes. However, the treatment of the Exchangeable Shares as stock of the Company is not free from doubt, as there is no direct authority regarding the proper U.S. federal income tax treatment of securities similar to the Exchangeable Shares. If the Exchangeable Shares are not treated as stock of the Company and are instead treated as LP Units, then a holder of Exchangeable Shares generally would be expected to be taxed in the same manner as a holder of LP Units. The remainder of this summary assumes that the Exchangeable Shares will be treated as stock of the Company for U.S. federal income tax purposes.
Consequences to U.S. Holders
Ownership and Disposition of Exchangeable Shares
Taxation of Distributions.   Subject to the discussion below under “— Passive Foreign Investment Company Considerations”, the gross amount of a distribution paid to a U.S. Holder with respect to Exchangeable Shares (including amounts withheld to pay Canadian withholding taxes) will be included in such U.S. Holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Exchangeable Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain.
Dividends received by individuals and other non-corporate U.S. Holders of Exchangeable Shares readily tradable on the NYSE generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and the Company is not treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on Exchangeable Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Each

U.S. Holder should consult its own tax advisor regarding the application of the relevant rules in light of such holder’s particular circumstances.
Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to Exchangeable Shares generally will constitute “passive category income”. The rules governing the foreign tax credit are complex. Each U.S. Holder should consult its own tax advisor regarding the availability of the foreign tax credit with regard to such holder’s particular circumstances.
Sale, Redemption, Exchange, or Other Taxable Disposition of Exchangeable Shares.   Subject to the discussion below under the headings “— Exercise of the Partnership Call Right” and “— Passive Foreign Investment Company Considerations”, a U.S. Holder generally will recognize capital gain or loss upon a sale, redemption, exchange at the request of the holder (other than a redemption or exchange that is treated as a distribution, as discussed below), or other taxable disposition of the Exchangeable Shares equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in the Exchangeable Shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property (such as LP Units) received. Any such capital gain or loss will be long-term capital gain or loss if such holder’s holding period for the Exchangeable Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.
The U.S. federal income tax consequences described in the preceding paragraph should also apply to a U.S. Holder (i) whose exchange request is satisfied by the delivery of cash or LP Units by Brookfield Corporation pursuant to the Rights Agreement or (ii) whose exchange request is satisfied by the delivery of cash by the Partnership pursuant to the exercise of the Partnership Call Right (as defined below). For the U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of LP Units pursuant to the Partnership’s exercise of the Partnership Call Right, see the discussion below under “— Exercise of the Partnership Call Right”. The U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of cash or LP Units by the Company is described in the following paragraph.
A redemption or exchange of Exchangeable Shares satisfied by the Company will be treated as a sale or exchange as described above if such redemption or exchange is (i) in “complete redemption” of the U.S. Holder’s equity interest in the Company (within the meaning of Section 302(b)(3) of the Code), (ii) a “substantially disproportionate” redemption of stock (within the meaning of Section 302(b)(2) of the Code), or (iii) “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met with respect to the redemption or exchange of the Exchangeable Shares, each U.S. Holder may be required to take into account not only the Exchangeable Shares and other equity interests in the Company actually owned by such holder, but also other equity interests in the Company that are constructively owned by such holder within the meaning of Section 318 of the Code. If a U.S. Holder owns (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercises no control over the Company’s corporate affairs, such holder may be entitled to sale or exchange treatment on a redemption or exchange of the Exchangeable Shares if such holder experiences a reduction in its equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption or exchange. If a U.S. Holder meets none of the alternative tests of Section 302(b) of the Code, the redemption or exchange will be treated as a distribution subject to the rules described above under “— Taxation of Distributions”. The amount of the distribution will be equal to the amount of cash, if any, and the fair market value of property received (such as LP Units). Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular U.S. Holder of Exchangeable Shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. Holder should consult its own tax advisor regarding the tax treatment of a redemption or exchange, including the calculation of such holder’s tax basis in any remaining Exchangeable Shares in the event of a redemption or exchange that is treated as a distribution.
Exercise of the Partnership Call Right.   The Partnership has the right to acquire Exchangeable Shares directly from a shareholder under certain circumstances in exchange for LP Units or cash (the “Partnership Call Right”). For the U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for cash pursuant to the exercise of the Partnership Call Right, see the discussion above under “— Sale, Redemption, Exchange, or Other Taxable Disposition of Exchangeable Shares”.
The U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for LP Units pursuant to the exercise of the Partnership Call Right will depend in part on whether the exchange qualifies as tax-free under Section 721(a) of the Code. For the exchange to so qualify, the Partnership (i) must be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) must not be treated as an investment company for purposes of Section 721(b) of the Code. With respect to the classification of the Partnership as a partnership for U.S. federal income tax purposes, see the discussion above under “Partnership Status of the Partnership and BRELP”.
Section 721(b) of the Code provides that Section 721(a) of the Code will not apply to gain realized on a transfer of property to a partnership that would be treated as an investment company (within the meaning of Section 351 of the Code) if the partnership were incorporated. Under Section 351 of the Code and the Treasury Regulations thereunder, a transfer of property will be considered a transfer to an investment company only if (i) the transfer results, directly or indirectly, in “diversification” of the transferor’s interests, and (ii) the transferee is a regulated investment company, a real estate investment trust, or a corporation more than 80% of the value of whose assets are held for investment and (subject to certain exclusions) are stock or securities, as defined in Section 351(e) of the Code. For purposes of this determination, the stock and securities of a corporate subsidiary are disregarded and the parent corporation is treated as owning its ratable share of the subsidiary’s assets if the parent corporation owns 50% or more of the subsidiary corporation’s stock by voting power or value. The Treasury Regulations also provide that whether an entity is an investment company ordinarily will be determined by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination will be made by reference to the later circumstances.
Based on the shareholders’ rights in the event of the liquidation or dissolution of the Company (or the Partnership) and the terms of the Exchangeable Shares, which are intended to provide an economic return equivalent to the economic return on LP Units (including identical distributions), and taking into account the expected relative values of the Partnership’s assets and its ratable share of the assets of its subsidiaries for the foreseeable future, the Company understands that the general partner of the Partnership currently does not expect a U.S. Holder’s transfer of Exchangeable Shares in exchange for LP Units pursuant to the Partnership’s exercise of the Partnership Call Right to be treated as a transfer of property to an investment company within the meaning of Section 721(b) of the Code. Thus, the Company understands that the general partner of the Partnership currently expects such exchange to qualify as tax-free under Section 721(a) of the Code. However, no definitive determination can be made as to whether any such future exchange will qualify as tax-free under Section 721(a) of the Code, as this will depend on the facts and circumstances at the time of the exchange. Many of these facts and circumstances are not within the control of the Partnership, and no assurance can be provided as to the position, if any, taken by the general partner of the Partnership with regard to the U.S. federal income tax treatment of any such exchange. Nor can any assurance be given that the IRS will not assert, or that a court would not sustain, a position contrary to any future position taken by the Partnership. If the Partnership were an investment company immediately following the exchange of Exchangeable Shares for LP Units pursuant to the exercise of the Partnership Call Right, and such exchange were to result in diversification of interests with respect to a U.S. Holder, then Section 721(a) of the Code would not apply with respect to such holder, and such holder would be treated as if such holder had sold its Exchangeable Shares to the Partnership in a taxable transaction for cash in an amount equal to the value of the LP Units received.
Even if a U.S. Holder’s transfer of Exchangeable Shares in exchange for LP Units pursuant to the Partnership’s exercise of the Partnership Call Right qualifies as tax-free under Section 721(a) of the Code, such U.S. Holder will be subject to special rules that may result in the recognition of additional taxable gain or income. Under Section 704(c)(1) of the Code, if appreciated property is contributed to a partnership, the contributing partner must recognize any gain that was realized but not recognized for U.S. federal income tax purposes with respect to the property at the time of the contribution (referred to as “built-in gain”) if the partnership sells such property (or otherwise transfers such property in a taxable exchange) at any time thereafter or distributes such property to another partner within seven years of the contribution in a transaction that does not otherwise result in the recognition of “built-in gain” by the partnership. If Section 704(c)(1) of the Code applies with respect to a U.S. Holder, and such holder fails to disclose to the Partnership its basis in Exchangeable Shares exchanged for LP Units pursuant to the exercise of the Partnership Call Right, then, solely for the purpose of allocating items of income, gain, loss, or deduction under Section 704(c) of the Code, the Company understands that the general partner of the Partnership intends to use a reasonable method to estimate such holder’s basis in the Exchangeable Shares exchanged for LP Units pursuant to the exercise of the Partnership Call Right. To ensure compliance with Section 704(c) of the Code, such estimated basis could be lower than a U.S. Holder’s actual basis in its Exchangeable Shares. As a result, the amount of gain reported by the Partnership to the IRS with respect to such U.S. Holder in connection with such subsequent transfers could be greater than the correct amount.
If Section 704(c)(1) does not apply as a result of any such subsequent transfers by the Partnership or BRELP of Exchangeable Shares transferred by a U.S. Holder for LP Units in an exchange qualifying as tax-free under Section 721(a) of the Code, then such U.S. Holder could, nonetheless, be required to recognize part or all of the built-in gain in its Exchangeable Shares deferred as a result of such exchange under other provisions of the Code. Under Section 737 of the Code, such U.S. Holder could be required to recognize built-in gain if the Partnership were to distribute any property of the Partnership other than money (or, in certain circumstances, Exchangeable Shares) to such former holder of Exchangeable Shares within seven years of exercise of the Partnership Call Right. Under Section 707(a) of the Code, such U.S. Holder could also be required to recognize built-in gain in certain circumstances. Section 707(a) of the Code and the Treasury Regulations thereunder create a presumption that any distributions of cash or other property made by a partnership to a partner that contributed property within two years of the distribution will be treated as a payment in consideration for the property otherwise treated as contributed to the partnership in exchange for a partnership interest, with certain limited exceptions, including an exception for “operating cash flow distributions”. For this purpose, an “operating cash flow distribution” generally is any distribution, including, but not limited to, a complete or partial redemption distribution, that does not exceed the product of the “net cash flow from operations” (as defined in the applicable Treasury Regulations) of the partnership for the year multiplied by the lesser of the partner’s percentage interest in overall partnership profits for that year or the partner’s percentage interest in overall partnership profits for the life of the partnership. If a distribution to a U.S. Holder within two years of the transfer of Exchangeable Shares in exchange for LP Units is treated as part of a deemed sale transaction under Section 707(a) of the Code, such U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the amount of cash and the fair market value of the property received and (ii) such U.S. Holder’s adjusted tax basis in the Exchangeable Shares deemed to have been sold. Such gain or loss will be recognized in the year of the transfer of Exchangeable Shares in exchange for LP Units, and, if such U.S. Holder has already filed a tax return for such year, such holder may be required to file an amended return. In such a case, the U.S. Holder may also be required to report some amount of imputed interest income.
If Section 721(a) of the Code applies to a U.S. Holder’s exchange of Exchangeable Shares for LP Units pursuant to the exercise of the Partnership Call Right by the Partnership and none of the special provisions of the Code described in the two preceding paragraphs applies, then such U.S. Holder generally should not recognize gain or loss with respect to Exchangeable Shares treated as contributed to the Partnership in exchange for LP Units, except as described below under “— Passive Foreign Investment Company Considerations”. The aggregate tax basis of the LP Units received by such U.S. Holder pursuant to the Partnership Call Right would be the same as the aggregate tax basis of the Exchangeable Shares (or single undivided portion thereof) exchanged therefor, increased by such holder’s share of the Partnership’s liabilities, if any. The holding period of the LP Units received in exchange for Exchangeable Shares would include the holding period of the Exchangeable Shares surrendered in exchange therefor. A U.S. Holder who acquired different blocks of Exchangeable Shares at different times or different prices should consult its own tax advisor regarding the manner in which gain or loss should be determined in such holder’s particular circumstances and such holder’s holding period in LP Units received in exchange for Exchangeable Shares.

For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of LP Units received in exchange for Exchangeable Shares, see the discussion in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s Annual Report. The U.S. federal income tax consequences of exchanging Exchangeable Shares for LP Units are complex, and each U.S. Holder is urged to consult its own independent tax advisor regarding such consequences in light of such holder’s particular circumstances.
Passive Foreign Investment Company Considerations.   Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during which the U.S. Holder holds Exchangeable Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.
Based on its current and expected income, assets, and activities, the Company does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC for the foreseeable future. However, the determination of whether the Company is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Company’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Company will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Company’s determination as to its PFIC status.
Subject to certain elections described below, if the Company were a PFIC for any taxable year during which a U.S. Holder held Exchangeable Shares, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Exchangeable Shares would be allocated ratably over the U.S. Holder’s holding period for the Exchangeable Shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Exchangeable Shares were to exceed 125% of the average of the annual distributions on the Exchangeable Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Similar rules would apply with respect to any lower-tier PFICs treated as owned indirectly by a U.S. Holder through such holder’s ownership of Exchangeable Shares.
Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If a U.S. Holder were to make an election to treat such holder’s interest in the Company as a “qualified electing fund” (a “QEF election”) for the first year such holder were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, the U.S. Holder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the Company, even if not distributed to the holder. A QEF election must be made by a U.S. Holder on an entity-by-entity basis. To make a QEF election, a U.S. Holder must, among other things, (i) obtain a PFIC annual information statement from the Company and (ii) prepare and submit IRS Form 8621 with such U.S. Holder’s annual income tax return. To the extent reasonably practicable, the Company intends to make available information related to the PFIC status of the Company and any other subsidiary of the Company that the Company is able to identify as a PFIC with respect to U.S. Holders, including information necessary to make a QEF election with respect to each such entity.
In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, a U.S. Holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. No assurance can be provided that the Company or any of its subsidiaries will qualify as PFICs that are publicly traded or that a mark-to-market election will be available for any such entity.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making any available election under the PFIC rules, with respect to such holder’s ownership and disposition of Exchangeable Shares.
Additional Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their dividend income and net gains from the disposition of Exchangeable Shares. Each U.S. Holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of this tax to its income and gains in respect of Exchangeable Shares.
Foreign Financial Asset Reporting.   Certain U.S. Holders are required to report information relating to an interest in the Exchangeable Shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax advisor regarding the information reporting obligations, if any, with respect to such holder’s ownership and disposition of Exchangeable Shares.
Information Reporting and Backup Withholding.   Distributions on Exchangeable Shares made to a U.S. Holder and proceeds from the sale or other disposition of Exchangeable Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Consequences to Non-U.S. Holders
Ownership and Disposition of Exchangeable Shares
Distributions on Exchangeable Shares made to Non-U.S. Holders and proceeds from the sale or other disposition of Exchangeable Shares generally will not be subject to U.S. federal income tax, except that U.S. withholding tax may apply to any portion of a distribution made on Exchangeable Shares that is treated as a deemed dividend under Section 871(m) of the Code. Specifically, a 30% withholding tax generally applies to deemed dividend amounts (“dividend equivalents”) with respect to certain contractual arrangements held by non-U.S. persons which reference any interest in an entity if that interest could give rise to a U.S.-source dividend. Under Treasury Regulations, a Section 871(m) transaction is treated as directly referencing the assets of a partnership that holds significant investments in certain securities (such as stock of a U.S. corporation). The Partnership indirectly holds stock of a U.S. corporation through BRELP, and the Exchangeable Shares are intended to be structured so that distributions are identical to distributions on LP Units. Accordingly, the contractual arrangements relating to the Exchangeable Shares could be subject to Section 871(m) of the Code, as discussed below.
Whether U.S. withholding tax applies with respect to a Section 871(m) transaction depends, in part, on whether it is classified for purposes of Section 871(m) of the Code as a “simple” contract or “complex” contract. No direct authority addresses whether the contractual arrangements relating to the Exchangeable Shares constitute a simple contract or a complex contract. The Company intends to take the position and believes that such contractual arrangements do not constitute a simple contract. In such case, under Treasury Regulations, as modified by an IRS Notice, such contractual arrangements should not be subject to Section 871(m) of the Code before January 1, 2025, and no portion of a distribution made on Exchangeable Shares before such date should be subject to U.S. withholding tax by reason of treatment as a dividend equivalent under Section 871(m). For distributions made on Exchangeable Shares on or after January 1, 2025, Section 871(m) of the Code will apply if the contractual arrangements relating to the Exchangeable Shares meet a “substantial equivalence” test. If this is the case, U.S. federal withholding tax (generally at a rate of 30%) is expected to apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent and paid on or after January 1, 2025.
This 30% withholding tax may be reduced or eliminated under the Code or an applicable income tax treaty, provided that the Non-U.S. Holder properly certifies its eligibility by providing an applicable IRS Form W-8 (together with appropriate attachments). If, notwithstanding the foregoing, the Company is unable to accurately or timely determine the tax status of a Non-U.S. Holder for purposes of establishing whether reduced rates of withholding apply, then U.S. withholding tax at a rate of 30% may apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent under Section 871(m) of the Code. A dividend equivalent may also be subject to a 30% withholding tax under the Foreign Account Tax Compliance (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act of 2010, unless a Non-U.S. Holder properly certifies its FATCA status on IRS Form W-8 or other applicable form and satisfies any additional requirements under FATCA.
Notwithstanding the foregoing, the Company’s position that the contractual arrangements relating to the Exchangeable Shares do not constitute a simple contract does not bind the IRS. The Treasury Regulations under Section 871(m) of the Code require complex determinations with respect to contractual arrangements linked to U.S. equities, and the application of these regulations to the Exchangeable Shares is uncertain. Accordingly, the IRS could challenge the Company’s position and assert that the contractual arrangements relating to the Exchangeable Shares constitute a simple contract, in which case U.S. withholding tax currently would apply, generally at a rate of 30% (subject to reduction or elimination under the Code or an applicable income tax treaty), to that portion, if any, of a distribution on Exchangeable Shares that is treated as referencing a U.S.-source dividend paid to the Partnership or BRELP. Each Non-U.S. Holder should consult its own tax advisor regarding the implications of Section 871(m) of the Code and FATCA for the ownership of Exchangeable Shares with respect to such holder’s particular circumstances.
Special rules may apply to any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding an interest in the Company in connection with its U.S. business, (c) a PFIC, (d) a “controlled foreign corporation” for U.S. federal income tax purposes, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Each Non-U.S. Holder should consult its own tax advisor regarding the application of these special rules.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP, THE COMPANY, AND HOLDERS OF EXCHANGEABLE SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF EXCHANGEABLE SHARES, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH HOLDER OF EXCHANGEABLE SHARES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES.

LEGAL MATTERS
The validity of the Offered Exchangeable Shares will be passed upon for the Company by McMillan LLP, British Columbia counsel to the Company. The validity of the LP Units issuable or deliverable upon exchange, redemption or acquisition of Exchangeable Shares will be passed upon for the Partnership by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. In connection with the issue and sale of the Offered Exchangeable Shares, certain legal matters will be passed upon, on behalf of the Company and the Partnership, by Torys LLP as to Canadian law and U.S. federal and New York law, and, on behalf of the Underwriters, by Goodmans LLP as to Canadian law, and by Milbank LLP as to U.S. federal and New York law. As at the date of this Prospectus Supplement, the partners and associates of Torys LLP, as a group, Goodmans LLP and Milbank LLP, respectively, as a group, McMillan LLP, as a group, and Appleby (Bermuda) Limited, as a group, beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Company or the Partnership, respectively.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, incorporated in this Prospectus Supplement by reference from the Company’s Annual Report, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing. Ernst & Young LLP is independent in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario.
The consolidated financial statements of the Partnership as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, incorporated in this Prospectus Supplement by reference from the Partnership’s Annual Report, and the effectiveness of the Partnership’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing. Ernst & Young LLP is independent in the context of the CPA Code of Professional Conduct of the Chartered Professional Accountants of Ontario.
EXPENSES
The table below sets forth the expenses, other than underwriting discounts and commissions, to be incurred in connection by us with the issuance and distribution of the Offered Exchangeable Shares offered under this Prospectus Supplement. All of the amounts below are estimated, other than SEC registration filings fees and NYSE and TSX supplemental listing fees.
SEC and other registration fees	$
NYSE and TSX supplemental listing fees
Transfer agent fees
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous
Total	$

Brookfield Renewable Corporation
Brookfield Renewable Partners L.P.
Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation
Limited Partnership Units of Brookfield Renewable Partners L.P.
(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Brookfield Renewable Corporation (“BEPC” or our “company”) may, from time to time, issue up to $2,500,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one limited partnership unit (each, a “LP unit”) of Brookfield Renewable Partners L.P. (“BEP” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BEPC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 44,813,835 exchangeable shares from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. We will not receive any proceeds from the sales of these exchangeable shares held by the selling securityholders.
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company or Brookfield Asset Management Inc. (“Brookfield”) upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company). The Partnership has filed registration statements on Form F-3 (File Nos. 333-237996 and 333-258726) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.
Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference, before you invest in our securities.
The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (“TSX”) under the symbol “BEPC”. The LP units are traded on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”.

An investment in our group’s (as defined herein) securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is August 20, 2021.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that our company and the Partnership have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” our group has authorized to be delivered to you. Our group has not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” our group may authorize to be delivered to you, as well as the information our group previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our group’s business, financial condition, results of operations and prospects may have changed since such dates.
Our company and the Partnership are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, “we”, “us”, “our,” “our company” and “BEPC” mean Brookfield Renewable Corporation together with all of its subsidiaries and “Brookfield Renewable” or our “group” refer to the Partnership collectively with Brookfield Renewable Energy L.P. (“BRELP”), the Holding Entities, BEPC, and the Operating Entities. “Holding Entities” means BRP Bermuda Holdings I Limited, Brookfield BRP Holdings (Canada) Inc., Brookfield BRP Europe Holdings (Bermuda) Limited, Brookfield Renewable Investments Limited and any other direct or indirect wholly-owned subsidiary of BRELP created or acquired after the date of BRELP’s limited partnership agreement. “Operating Entities” means the subsidiaries of the Holding Entities which, from time to time, directly or indirectly hold, or may in the future hold, operations or assets, including any of the assets or operations held through joint ventures, partnerships and consortium arrangements. “General Partner” refers to Brookfield Renewable Partners Limited, the Partnership’s general partner. “Brookfield” refers to Brookfield Asset Management Inc. and its subsidiaries (other than Brookfield Renewable).
The financial information contained in or incorporated by reference this prospectus and any prospectus supplement, unless otherwise indicated, is presented in U.S. dollars and, unless otherwise indicated, has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise specified, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Forward-looking statements in this prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, include or will include statements regarding the quality of our group’s assets and the resiliency of the cash flow they will generate, our group’s anticipated financial performance and payout ratio, future commissioning of assets, contracted nature of our group’s portfolio, technology diversification, acquisition opportunities, expected completion of acquisitions and dispositions, financing and refinancing opportunities, our company’s eligibility for index inclusion, our group’s ability to attract new investors as well as the future performance and prospects of our company and the Partnership, future energy prices and demand for electricity, economic recovery, achieving long-term average generation, project development and capital expenditure costs, energy policies, economic growth, growth potential of the renewable asset class, our group’s future growth prospects and distribution profile and our group’s access to capital. In some cases, forward looking statements can be identified by the use of words such as “plans”, “expects”, “scheduled”, “estimates”, “intends”, “anticipates”, “believes”, “potentially”, “tends”, “continue”, “attempts”, “likely”, “primarily”, “approximately”, “endeavors”, “pursues”, “strives”, “seeks”, “targets”, “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. These forward-looking statements and information are not historical facts but reflect our group’s current expectations regarding future results or events and are based on information currently available to our group and on assumptions our group believes are reasonable.
Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to our group or are within its control. If a change occurs, our business, financial condition, liquidity and results of operations and our group’s plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.
Factors that could cause our group’s actual results to differ materially from those contemplated or implied by the forward- looking statements and information in this prospectus and any prospectus supplement include, without limitation:
•
our company’s limited operating history;

•
changes to hydrology at our group’s hydroelectric facilities, to wind conditions at our group’s wind energy facilities, to irradiance at our group’s solar facilities or to weather generally, as a result of climate change or otherwise, at any of our group’s facilities;

•
volatility in supply and demand in the energy markets;

•
our group’s inability to re-negotiate or replace expiring power purchase agreements on similar terms;

•
increases in water rental costs (or similar fees) or changes to the regulation of water supply;

•
advances in technology that impair or eliminate the competitive advantage of our group’s projects;

•
an increase in the amount of uncontracted generation in our group’s portfolio;

•
industry risks relating to the power markets in which our group operates;

•
the termination of, or a change to, the hydrological balancing pool administered by the government of Brazil;

•
increased regulation on our group’s operations;

•
concessions and licenses expiring and not being renewed or replaced on similar terms;

•
our group’s real property rights for wind and solar renewable energy facilities being adversely affected by the rights of lienholders and leaseholders that are superior to those granted to our group;

•
increases in the cost of operating our group’s plants;

•
our group’s failure to comply with conditions in, or our group’s inability to maintain, governmental permits;

•
equipment failures, including relating to wind turbines and solar panels;

•
dam failures and the costs and potential liabilities associated with such failures;

•
force majeure events;

•
uninsurable losses and higher insurance premiums;

•
adverse changes in currency exchange rates and our group’s inability to effectively manage foreign currency exposure;

•
availability and access to interconnection facilities and transmission systems;

•
health, safety, security and environmental risks;

•
energy marketing risks;

•
disputes, governmental and regulatory investigations and litigation;

•
counterparties to our group’s contracts not fulfilling their obligations;

•
the time and expense of enforcing contracts against non-performing counterparties and the uncertainty of success;

•
our group’s operations being affected by local communities;

•
fraud, bribery, corruption, other illegal acts or inadequate or failed internal processes or systems;

•
some of our group’s acquisitions may be of distressed companies, which may subject our group to increased risks, including the incurrence of legal or other expenses;

•
our group’s reliance on computerized business systems, which could expose our group to cyber-attacks;

•
newly developed technologies in which our group invests not performing as anticipated;

•
labor disruptions and economically unfavorable collective bargaining agreements;

•
our group’s inability to finance its operations due to the status of the capital markets;

•
operating and financial restrictions imposed on our group by its loan, debt and security agreements;

•
changes to our group’s credit ratings;

•
our group’s inability to identify sufficient investment opportunities and complete transactions;

•
the growth of our group’s portfolio and our group’s inability to realize the expected benefits of its transactions or acquisitions;

•
our group’s inability to develop greenfield projects or find new sites suitable for the development of greenfield projects;

•
delays, cost overruns and other problems associated with the construction and operation of generating facilities and risks associated with the arrangements our group enters into with communities and joint venture partners;

•
Brookfield’s election not to source acquisition opportunities for our group and our group’s lack of access to all renewable power acquisitions that Brookfield identifies, including by reason of conflicts of interest;

•
our group does not have control over all our operations or investments;

•
political instability or changes in government policy;

•
foreign laws or regulation to which our group becomes subject as a result of future acquisitions in new markets;

•
changes to government policies that provide incentives for renewable energy;

•
a decline in the value of our group’s investments in securities, including publicly traded securities of other companies;

•
our group is not subject to the same disclosure requirements as a U.S. domestic issuer;

•
the separation of economic interest from control within our group’s organizational structure;

•
future sales and issuances of LP units, preferred units or securities exchangeable for LP units, including the exchangeable shares, or the perception of such sales or issuances, could depress the trading price of the exchangeable shares;

•
the incurrence of debt at multiple levels within our group’s organizational structure;

•
being deemed an “investment company” under the Investment Company Act of 1940, as amended;

•
the effectiveness of our group’s internal controls over financial reporting;

•
our group’s dependence on Brookfield and the partnership and Brookfield’s significant influence over our group;

•
the departure of some or all of Brookfield’s key professionals;

•
changes in how Brookfield elects to hold its ownership interests in our group;

•
Brookfield acting in a way that is not in our group’s best interests or our shareholders;

•
the severity, duration and spread of the COVID-19 outbreak, as well as the direct and indirect impacts that the virus may have;

•
broader impact of climate change;

•
failure of our group’s systems technology;

•
any changes in the market price of the LP units and the exchangeable shares;

•
the redemption of the exchangeable shares by us at any time or upon notice from the holder of the class B shares of our company (the “BEPC class B shares”); and

•
other factors described in the BEPC Annual Report and the BEP Annual Report (each as defined herein in “Documents Incorporated by Reference”), including, but not limited to, those described under Item 3.D “Risk Factors” therein.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our group’s forward-looking statements and information to make decisions with respect to

v

an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our group’s forward-looking statements and information might not occur. These risks could cause our group’s actual results and our group’s plans and strategies to vary from our group’s forward-looking statements and information. We qualify any and all of our group’s forward-looking statements and information by these cautionary factors. Our group disclaims any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
WHERE YOU CAN FIND MORE INFORMATION
Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our group’s websites at https://bep.brookfield.com and https://bep.brookfield.com/bepc. The information on our group’s websites is not incorporated by reference into the Registration Statement and should not be considered a part of the Registration Statement or this prospectus, and the references to our group’s websites in the Registration Statement and this prospectus are inactive textual references only.
Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent public accounting firm. Our company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
1.
our company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021 (the “BEPC Annual Report”);

2.
the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021 (the “BEP Annual Report”), including the description of the LP units and any amendment or report filed for purposes of updating such description;

3.
the Partnership’s Current Report on Form 6-K, filed with the SEC on August 5, 2021 (Exhibits 99.2 and 99.3 only);

4.
our company’s Current Report on Form 6-K, filed with the SEC on August 5, 2021 (Exhibits 99.1 and 99.2 only); and

5.
the description of our exchangeable shares as set forth in our registration statement on Form 8-A, filed with the SEC on June 29, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:
Brookfield Renewable Partners L.P.
Corporate Secretary
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Telephone: (441) 294-3309
-or-
Brookfield Renewable Corporation
Investor Relations
250 Vesey Street, 15th Floor
New York, New York 10281
Telephone: (212) 417-7000
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
Our company and certain selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to $2,500,000,000 of exchangeable shares and up to 44,813,835 exchangeable shares, respectively. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
The exchangeable shares are listed on the NYSE and the TSX under the symbol “BEPC.” The LP units are listed on the NYSE under the symbol “BEP” and the TSX under the symbol “BEP.UN”.
Brookfield Renewable Corporation
Our company is a Canadian corporation incorporated on September 9, 2019 under the laws of British Columbia and was established to be an alternative investment vehicle for investors who prefer owning securities through a corporate structure. The exchangeable shares are listed on the TSX and the NYSE under the symbol “BEPC”. The exchangeable shares were distributed to existing unitholders of the Partnership pursuant to a special distribution completed on July 30, 2020 (the “Special Distribution”). While our operations are primarily located in the United States, Brazil, Colombia, and Europe, shareholders will, on economic terms, have exposure to all regions that the Partnership operates in as a result of the exchange feature attaching to the exchangeable shares, whereby our company has the option to meet an exchange request by delivering cash or an LP unit.
Our company’s registered and head office is 250 Vesey Street, 15th Floor, New York, New York, 10281, and our telephone number is (212) 417-7000.
For additional information, please refer to the BEPC Annual Report.
Brookfield Renewable Partners L.P.
The Partnership is a Bermuda exempted limited partnership that was established on June 27, 2011 under the provisions of the Bermuda Partnership Acts. BEP’s registered and head office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number is (441) 294-3304.
The Partnership operates one of the world’s largest publicly traded, pure-play renewable power platforms. Brookfield Renewable’s portfolio consists of hydroelectric, wind, solar and storage facilities in North America, South America, Europe and Asia, and totals over 20,000 megawatts of installed capacity and an approximately 31,000 megawatt development pipeline. The LP units are listed on the NYSE and the TSX.
For additional information, please refer to the BEP Annual Report.

RISK FACTORS
An investment in our group’s securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BEP Annual Report and the BEPC Annual Report, and the other information incorporated by reference in this prospectus, as updated by our group’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties our group faces. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.

SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale or other disposition by certain selling securityholders, that are indirect wholly-owned subsidiaries of Brookfield and which will be identified in a prospectus supplement, of up to 44,813,835 exchangeable shares initially acquired by the selling securityholders in connection with the Special Distribution.
Further, in accordance with the Rights Agreement (as defined herein), in the event that, on the applicable specified exchange date with respect to any subject exchangeable shares sold pursuant to this prospectus, (i) our company has not satisfied its obligations under our company’s articles (“our articles”) by delivering the LP unit amount or its cash equivalent amount and (ii) the Partnership has not, upon its election in its sole and absolute discretion, acquired such subject exchangeable shares from the holder thereof and delivered the LP unit amount or the cash equivalent amount, Brookfield will satisfy, or cause to be satisfied, the obligations pursuant to our articles to exchange such subject exchangeable shares for the LP unit amount or its cash equivalent. If Brookfield satisfies the exchange obligation, it will acquire such exchangeable shares.
As of August 6, 2021, Brookfield beneficially owned 308,051,190 LP units, or 59.9% of the outstanding LP units, based on 274,944,130 LP units outstanding, and assuming the exchange of the 194,487,939 redeemable/exchangeable partnership units of BRELP beneficially owned by Brookfield and 44,813,835 exchangeable shares beneficially owned by Brookfield. Through Brookfield’s ownership of LP units, the redeemable/exchangeable partnership units of BRELP and exchangeable shares, it has an effective economic interest in the Partnership of approximately 48.0%, on a fully-exchanged basis (assuming the exchange of all issued and outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares).
As of August 6, 2021, assuming the maximum number of LP units are delivered to holders of outstanding exchangeable shares in accordance with the terms of the Rights Agreement, Brookfield would beneficially own 180,658,031 LP units, or 28.2%, of the outstanding LP units (assuming the exchange of all issued and outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares). The percentage assumes that all exchange requests of exchangeable shares are satisfied in reliance on the secondary exchange rights and no LP units are delivered by our company or the Partnership in satisfaction of exchange requests of the exchangeable shares. Our company and the Partnership currently intend to satisfy any exchange requests on the exchangeable shares through the delivery of LP units rather than cash.

CAPITALIZATION
Each prospectus supplement will include information on our company’s and the Partnership’s capitalization.

DESCRIPTION OF EXCHANGEABLE SHARES
The following description of the exchangeable shares sets forth certain general terms and provisions of exchangeable shares. As of August 6, 2021, there were 172,206,840 exchangeable shares outstanding. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our articles. Through the rights and governance structures described in this prospectus, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of the exchangeable shares will be impacted by the market price of the LP units and the combined business performance of our company, the Partnership and their respective subsidiaries as a whole. For a more detailed description of the exchangeable shares and the share capital of our company, please refer to the BEPC Annual Report, as updated by our subsequent filings with the SEC that are incorporated herein by reference.
Voting
Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of our company. Each holder of exchangeable shares will be entitled to cast one vote for each exchangeable share held at the distribution record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and BEPC class B shares will vote together and not as separate classes.
Holders of exchangeable shares hold an aggregate 25% voting interest in our company.
Dividends
The holders of exchangeable shares will be entitled to receive dividends as and when declared by the our company’s board of directors subject to the special rights of the holders of all classes and series of the preferred shares of our company and any other shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. It is expected that each exchangeable share will receive identical dividends to the distributions paid on each LP unit. Additionally, pursuant to the equity commitment agreement between our company and the Partnership, the Partnership has agreed that it will not declare or pay any distribution on the LP units if on such date our company does not have sufficient funds or other assets to enable the declaration and payment of an equivalent dividend on exchangeable shares.
Subject to the prior rights of holders of all classes and series of the preferred shares of our company at the time outstanding having prior rights as to dividends, and in preference to the class C shares of our company (the “BEPC class C shares”), each exchangeable share will entitle its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on a LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the date of declaration of such dividend (the “BEPC exchangeable dividend”). See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” below. The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.
If the full amount of a BEPC exchangeable dividend is not declared and paid concurrently with a distribution on the LP units, then the undeclared or unpaid amount of such BEPC exchangeable dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such BEPC exchangeable dividend has been declared or authorized. Any BEPC exchangeable dividend payment made shall first be credited against the earliest accumulated but unpaid exchangeable dividends due which remain payable (“unpaid accrued dividends”). All BEPC exchangeable dividends shall be paid prior and in preference to any dividends or distributions on BEPC class B or BEPC class C shares. The holders of exchangeable shares shall not be entitled to any dividends from our company other than the BEPC exchangeable dividends.
Exchange by Holder
Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or BEP as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). In the event the Partnership ceases to be a publicly listed entity, the value of a LP unit will be determined by (i) the last available bid price from an independent source such as an over-the-counter market or an independent investment banking firm; or (ii) if (i) is not applicable, then the amount that a holder of a LP unit would receive upon the liquidation of the Partnership and sale of its assets in accordance with the terms of its partnership agreement. Holders of exchangeable shares that hold such shares through a broker must contact their brokers to request an exchange on their behalf. Holders of exchangeable shares that are registered holders must contact the transfer agent and follow the process described below.
Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our company’s transfer agent. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our company’s transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged its exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged.
Notwithstanding the paragraph above, when a notice of exchange has been delivered to each of our company and the Partnership (and, until such time as the Rights Agreement is terminated, to Brookfield) by our company’s transfer agent on behalf of a tendering holder of exchangeable shares, our company will promptly, and in any event, within one (1) business day after receipt thereof, deliver to each of Brookfield and the Partnership a written notification of their receipt of such notice of exchange setting forth the identity of the holder of exchangeable shares who wishes to exchange such exchangeable shares and the number of exchangeable shares to be exchanged. The Partnership may elect to satisfy its exchange obligation by acquiring all of the tendered exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustments in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our company’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the sole election of our group). If the Partnership elects to satisfy its exchange obligation, it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our company and Brookfield of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our company’s transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders of the Partnership are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
In the event that a tendering holder of exchangeable shares has not received the number of LP units or its cash equivalent (the form of payment to be determined by our company or the Partnership in each of their sole discretion) in satisfaction of the tendered exchangeable shares, then such tendering holder of exchangeable shares will be entitled to receive the equivalent of such cash amount or LP units amount from Brookfield pursuant to the rights agreement (the “Rights Agreement”) between Brookfield and Wilmington Trust, National Association (the “rights agent”) until July 30, 2027 (and as will be automatically renewed for successive periods of two years, unless Brookfield provides the rights agent with written notice of termination in accordance with the terms of the Rights Agreement). See Item 7.B “Related Party

Transactions — Rights Agreement” in the BEPC Annual Report for a further description of the Rights Agreement. In this scenario, the tendered exchangeable shares will be delivered to the rights agent in exchange for the delivery of the equivalent of the cash amount or LP units amount from a collateral account of Brookfield administered by the rights agent. The Partnership has agreed to indemnify Brookfield for certain liabilities under applicable securities laws concerning selling securityholders, in connection with any LP units delivered by Brookfield pursuant to the Rights Agreement.
No Fractional LP units.   No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a LP unit.
Conversion of Tendered Exchangeable Shares.   The Partnership is entitled at any time to have any or all exchangeable shares acquired by the Partnership converted into BEPC class C shares on a one-for-one basis. With each acquisition by the Partnership of exchangeable shares and/or the election by the Partnership to convert these acquired shares to BEPC class C shares, the Partnership’s indirect ownership interest in our company will increase.
Adjustments to Reflect Certain Capital Events.   The conversion factor (which is currently one) will be subject to adjustment in accordance with the our articles to reflect certain capital events, including (i) if the Partnership and/or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders in exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership and/or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership and/or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities) or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities, but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.
Redemption by Issuer
Our company’s board of directors has the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership’s assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and the shareholders of our company, that may result in adverse tax consequences for our company or the shareholders of our company; or (vii) tour company’s board of directors, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders of the Partnership do not have the ability to vote on such redemption and the decision of our company’s board of directors to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of BEPC class B shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.
Upon any such redemption event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any.
Notwithstanding the foregoing, upon any redemption event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”). Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Liquidation
Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of all classes and series of preferred shares of our company and any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full to any holder of exchangeable shares that has submitted a notice of the exercise of the exchange rights described above or any holder of BEPC class C shares that has submitted a notice of Class C retraction at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the BEPC class B shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up), the holders of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Automatic Redemption upon Liquidation of the Partnership
Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares may be automatically redeemed by our company, in its sole absolute and discretion, on the day prior to the liquidation, dissolution or winding up of the Partnership. In such case each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid accrued dividends, if any. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Partnership unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Conversion to BEPC Class C Shares
The Partnership, or any of its controlled subsidiaries, is entitled to convert each held exchangeable share to a BEPC class C share on a one-for-one basis.
Book-Based System
The exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.
Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer
The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian and U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of exchangeable shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive a LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” for more information on the circumstances in which adjustments may be made to the conversion factor.
Approval Rights
Any amendment or modification that would reasonably be expected to impact the economic equivalence of a exchangeable share with a LP unit requires the affirmative vote of holders of a majority of the outstanding exchangeable shares not held by Brookfield, voting as a class or, in the event that there is more than one non-overlapping director of our company, the approval of a majority of such non-overlapping directors.
Transfer Restrictions
No holder of exchangeable shares shall transfer to any person such number of exchangeable shares such that, after giving effect to the transfer, the transferee, together with its affiliates, would hold a direct and/or indirect interest in voting securities carrying 10% or more of the voting rights attached to all voting securities of our company without the prior approval of the Federal Energy Regulatory Commission, to the extent required.

Choice of Forum for Securities Act Claims
Our articles provide that unless our company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In the absence of this provision, under the Securities Act, U.S. federal and state courts have been found to have concurrent jurisdiction over suits brought to enforce duties or liabilities created by the U.S. Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The LP units are non-voting limited partnership interests in the Partnership. The Partnership is authorized to issue an unlimited number of LP Units. As of August 6, 2021, there were 274,944,130 LP units outstanding (or 469,432,069 LP units assuming the exchange of all of the redeemable/exchangeable partnership units of BRELP held by Brookfield and its subsidiaries (other than Brookfield Renewable) and 641,638,909 LP units assuming the exchange of all of the outstanding redeemable/exchangeable partnership units of BRELP and exchangeable shares). The redeemable/exchangeable partnership units of BRELP are subject to a redemption-exchange mechanism pursuant to which LP units may be issued in exchange for redeemable/exchangeable partnership units of BRELP on a one for one basis. The LP Units are listed on the NYSE under the symbol “BEP” and on the TSX under the symbol “BEP.UN”.
For more detailed information on the LP units and the limited partnership agreement of the Partnership, see “Item 10.B — Memorandum and Articles of Association — Description of Our LP Units, Preferred Units and the Amended and Restated Limited Partnership Agreement of BEP” in the BEP Annual Report and the other information incorporated by reference in this prospectus, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference.
Withdrawal and Return of Capital Contributions
Holders of the LP units are not entitled to the withdrawal or return of capital contributions in respect of LP units, except to the extent, if any, that distributions are made to such holders pursuant to the limited partnership agreement or upon the liquidation of the Partnership as described in the BEP Annual Report or as otherwise required by applicable law.
Priority
Except to the extent expressly provided in the limited partnership agreement, a holder of LP units will not have priority over any other holder of the LP units, either as to the return of capital contributions or as to profits, losses or distributions.
No Pre-emptive and Redemption Rights
Unless otherwise determined by the General Partner, in its sole discretion, holders of LP units will not be granted any pre-emptive or other similar right to acquire additional interests in the Partnership. In addition, holders of the LP units do not have any right to have their LP units redeemed by the Partnership.
No Management or Control
The Partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of the Partnership and do not have any right or authority to act for or to bind the Partnership or to take part or interfere in the conduct or management of the Partnership. Limited partners are not entitled to vote on matters relating to the Partnership, although holders of the LP units are entitled to consent to certain matters as described in the limited partnership agreement of the Partnership which may be effected only with the consent of the holders of the percentages of outstanding LP units specified in the partnership agreement. Each LP unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of LP units.
Choice of Forum for Securities Act Claims
The Partnership’s limited partnership agreement provides that unless the Partnership consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This choice of forum provision will not apply to suits brought to enforce duties or liabilities created by the Exchange Act and could be found to be inapplicable or unenforceable if it is challenged in a legal proceeding or otherwise.

PLAN OF DISTRIBUTION
Our company and certain selling securityholders may sell exchangeable shares to or through underwriters or dealers. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or the selling securityholders or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.
Under agreements which may be entered into by our company, the Partnership, the selling securityholders and the underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
The exchangeable shares to be offered by our company pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in our exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in our exchangeable shares or as to the liquidity of the trading market for such securities.
Selling securityholders may use this prospectus in connection with the resale of exchangeable shares. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. Our group will not receive any proceeds from sales by selling securityholders.
In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The Partnership has expressly submitted to the jurisdiction of the Ontario courts, and our company and the Partnership have appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.
The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that our company is incorporated under the laws of the Province of British Columbia, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of our company and such persons may be located outside the United States.
The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely recognize as a valid, final and conclusive judgment in personam in respect of a judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; and (vi) the Canadian or U.S. judgment (being a foreign judgment) does not conflict with a prior Bermuda judgment.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS
The validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.
EXPERTS
The consolidated financial statements of the Partnership, incorporated in this prospectus by reference from the BEP Annual Report, and the effectiveness of the Partnership’s internal control over financial reporting, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.
The consolidated financial statements of our company, incorporated in this prospectus by reference from the BEPC Annual Report have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon the report of such firm given on their authority as experts in accounting and auditing.
The offices of Ernst & Young LLP are located at Ernst & Young Tower, 100 Adelaide Street West, Toronto, ON M5H 0B3.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by our company.
SEC registration fee		$476,580.31
Blue sky fees and expenses		**
NYSE and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

**
To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation
Up to           Limited Partnership Units of Brookfield Renewable Partners L.P.
(issuable or deliverable upon exchange, redemption or acquisition of
Class A Exchangeable Subordinate Voting Shares)
$
Brookfield Renewable Corporation
Brookfield Renewable Partners L.P.

Prospectus Supplement
                 , 2023

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